UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 26, 2015

DJSP ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Its Charter)

British Virgin Islands	001-34149	98-0667099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 South Pine Island Road Plantation, Florida	33324
(Address of Principal Executive Offices)	(Zip Code)

(954) 727-8217

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On June 26, 2015, the Board of Directors of DJSP Enterprises, Inc. (the “Company”) declared a cash nondividend distribution of $0.3929 per ordinary share (the “Distribution”), payable to shareholders of record as of July 15, 2015 (the “Record Date”). The Distribution will be paid as soon as possible following the Record Date, but in no event later than July 22, 2015.

The amount of dividends or distributions, if any, that the Company pays to its shareholders is determined by the Company’s Board of Directors, at its discretion, and is dependent on a number of factors, including the Company’s financial position, results of operations, cash flows, capital requirements and restrictions under its credit agreements, and shall be in compliance with applicable law. The Company cannot guarantee the amount of dividends or distributions paid in the future, if any.

The information under Item 7.01 of this Current Report on Form 8-K is being “furnished” in accordance with General Instruction B.2. of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DJSP Enterprises, Inc. (Registrant)

Date July 13, 2015	By	/s/ Stephen J. Bernstein
Stephen J. Bernstein, President and Chief Executive Officer